Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

 We hereby consent to (i) the use of our opinion letter, dated February 3, 2026, to the Board of Directors of Webster Financial Corporation (the “Company”) included in Annex D to the proxy statement/prospectus that forms a part of the Registration Statement on Form F-4 (the “Registration Statement”) relating to the proposed acquisition of the Company by Banco Santander, S.A., and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder .

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

April 17, 2026